UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue Spokane, Washington 99202-2600

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 509-489-0500

Web site: http://www.investor.avistacorp.com

None
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock	AVA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.

On June 14, 2021, Avista Corporation (the Company) and all parties to the Company’s Idaho electric and natural gas general rate cases reached a settlement agreement that has been submitted to the Idaho Public Utilities Commission (the IPUC) for consideration. If approved, new rates would take effect September 1, 2021 and 2022.

The proposed rates under the settlement agreement are designed to increase annual base electric revenues by $10.6 million (or 4.3 percent), effective September 1, 2021, and $8.0 million (or 3.1 percent), effective September 1, 2022.

For natural gas, the proposed rates under the settlement agreement are designed to decrease annual base natural gas revenues by $1.6 million (or 3.7 percent), effective September 1, 2021, and increase annual base revenues by $0.9 million (or 2.2 percent), effective September 1, 2022.

The parties have agreed to use the customer tax credits included in the Company’s original filing to offset overall proposed changes to base electric and natural gas rates over the two-year plan. The revenue increases described above are net of this offset.

The primary element of the difference in the agreed upon base revenues in the settlement agreement from the Company’s original request is the continued recovery of costs for the Company’s wind generation power purchase agreements, which will include Palouse Wind and Rattlesnake Flat, through the Power Cost Adjustment mechanism rather than through base rates, as well as reductions in overall net power supply costs, together totaling $5 million.

The settlement is based on a 9.4 percent return on equity with a common equity ratio of 50 percent and a rate of return on rate base of 7.05 percent.

The Company’s original request included an increase of annual electric base rate revenues of $24.8 million (or 10.1 percent), effective September 1, 2021, and $8.7 million (or 3.2 percent), effective September 1, 2022. For natural gas, the original request included an increase of annual base revenues by $0.1 million (or 0.1 percent), effective September 1, 2022, and $1.0 million (or 2.2 percent), effective September 1, 2022.

The recommendation to the IPUC by the parties to approve the settlement agreement is not binding on the IPUC itself.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	June 16, 2021	/s/ Mark T. Thies
Mark T. Thies
Executive Vice President,
Chief Financial Officer, and Treasurer